UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2011

Petroleum Development Corporation
(Doing Business as PDC Energy)
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-7246 (Commission File Number)	95-2636730 (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 303-860-5800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On May 10, 2011, Petroleum Development Corporation (dba PDC Energy) (the “Company”) issued a press release announcing its operating results for the quarter and three months ended March 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The Company has previously scheduled a teleconference call with investors on Wednesday, May 11, 2011, at 1:00 p.m. ET to discuss its first quarter 2011 results. A recording of the earnings call presentation and the related slide presentation will be posted on the Company’s website at www.petd.com.
     The information in this Current Report on Form 8-K, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     The press release furnished as an exhibit to this report includes forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by the Company from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, we disclaim any obligation to publicly update or revise forward looking statements after the date of this report to conform them to actual results.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit 99.1	Press Release dated May 10, 2011, announcing operating results for the quarter and three months ended March 31, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 10, 2011

PETROLEUM DEVELOPMENT CORPORATION
By:	/s/ Richard W. McCullough
Richard W. McCullough
Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 10, 2011, announcing operating results for the quarter and three months ended March 31, 2011.